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                                                                    EXHIBIT 3.1



                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             NEWPARK RESOURCES, INC.



                             PURSUANT TO SECTION 245
             OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE



                      ORIGINAL CERTIFICATE OF INCORPORATION
                        FILED WITH THE SECRETARY OF STATE
                      OF THE STATE OF DELAWARE JUNE 3, 1988



         FIRST: The name of the corporation is:

                             NEWPARK RESOURCES, INC.

         SECOND: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: A. The corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The total number of shares which this corporation shall have authority to issue is One Hundred One Million (101,000,000), of which One Million (1,000,000) shall be Preferred Stock and One Hundred Million (100,000,000) shall be Common Stock. The Preferred Stock and the Common Stock shall each have a par value of $.01 per share.

                 B. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter by resolution the number of shares constituting each such series and the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, and all other designations, preferences, and relative, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the shares of each wholly unissued series of Preferred Stock, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the outstanding shares of



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any series shall be reacquired or the number of shares of any series shall be decreased, the shares reacquired or the shares constituting such decrease shall resume the status of authorized but unissued shares which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                 C. Except for and subject to such voting rights as may be granted to the holders of Preferred Stock from time to time outstanding, the holders of Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and exclusive voting rights and powers. Subject to all of the rights of Preferred Stock from time to time outstanding, dividends may be paid on the Common Stock, as and when declared by the Board of Directors, out of any funds of the corporation legally available for the payment of such dividends.

                 D. No stockholder of this corporation shall by reason of his holding shares of any class or series have any preemptive or preferential rights to purchase or subscribe to any shares of any class or series of this corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors, if otherwise authorized by the provisions of this Article, may issue shares of any class or series of this corporation or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, without offering any such shares of any class or series either in whole or in part to the existing stockholders of any class or series.

         FIFTH:   The corporation is to have perpetual existence.

         SIXTH:   In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power to make, alter, amend and repeal the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws so provide.

         SEVENTH: A. The Board of Directors or stockholders may change the number of directors from time to time, provided, however, that the number of directors shall not be increased by more than one (1) within any period of twelve (12) months unless the increase (by more than one) is approved by the affirmative vote of two-thirds (2/3) of the authorized number of directors or by the affirmative vote or written consent of two-thirds (2/3) of the outstanding shares of each class entitled to vote. A reduction of the authorized number of directors shall not operate to remove any director prior to the expiration of such director's term of office.

                 B. No director may be removed from office except for cause, and except upon the vote or written consent of stockholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock of each class then entitled to vote in elections of directors.



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                 C. This Article Seventh may not be amended, altered, changed or repealed except upon the affirmative vote of two-thirds (2/3) of the authorized number of directors and the affirmative vote or written consent of two-thirds (2/3) of all outstanding shares of each class entitled to vote.

         EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

         NINTH: This Corporation shall indemnify, to the fullest extent now or hereafter permitted by applicable law, each of its officers, directors, employees, and agents who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or representative of the corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

         TENTH: To the fullest extent permitted by law, as the same exists or as may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Neither any amendment nor repeal of this Article Tenth nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Tenth would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         ELEVENTH: A. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law.

                 B. The corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.



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         TWELFTH:    No "business combination" (as now or hereafter defined in
Section 203 of the Delaware General Corporation Law) shall be subject to Section 203 of the Delaware General Corporation Law.

         THIRTEENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred herein upon stockholders are granted subject to this reservation.


         I, Eric Wingerter, Vice President, hereby declare and certify that the foregoing Restated Certificate of Incorporation of Newpark Resources, Inc. was duly adopted by its Board of Directors in accordance with the provisions of
Section 245 of the General Corporation Law of the State of Delaware; that the Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented; and that there is no discrepancy between such provisions and the provisions of the Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, I have executed this Restated Certificate of Incorporation this 3rd day of November, 1998.



                                          Newpark Resources, Inc.




                                          By:
                                             --------------------------------
                                              Eric Wingerter, Vice President